                                                                    EXHIBIT 4(a)





                          FOURTH SUPPLEMENTAL INDENTURE

                         Dated as of September 19, 2002

                                     between

                               SEMCO ENERGY, INC.,

                                    AS ISSUER

                                       and

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,

                                   AS TRUSTEE

                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS.......................................................................................1

         Section 1.1       Definition of Terms..............................................................1

ARTICLE II ISSUE, EXECUTION, FORM AND REGISTRATION OF
SECURITIES..................................................................................................2

         Section 2.1         Authentication and Delivery of Securities......................................2
         Section 2.2         Execution of Securities........................................................2
         Section 2.3         Certificate of Authentication..................................................2
         Section 2.4         Form, Denomination and Date of Securities......................................2
         Section 2.5         Global Securities..............................................................5

ARTICLE III TERMS OF THE SECURITIES.........................................................................6

         Section 3.1         Terms of the Securities........................................................6
         Section 3.2         Form of the Securities........................................................10

ARTICLE IV MISCELLANEOUS...................................................................................10

         Section 4.1         Ratification of Indenture.....................................................10
         Section 4.2         Trustee Not Responsible for Recitals..........................................10
         Section 4.3         Governing Law.................................................................10
         Section 4.4         Separability..................................................................10
         Section 4.5         Counterparts..................................................................10


         FOURTH SUPPLEMENTAL INDENTURE, dated as of September 19, 2002 (the "Fourth Supplemental Indenture"), between SEMCO Energy, Inc., a corporation duly organized and existing under the laws of the State of Michigan (the "Company"), and Bank One Trust Company, National Association, a national banking association, as trustee (the "Trustee").

         WHEREAS, the Company executed and delivered the indenture, dated as of October 23, 1998 (the "Base Indenture"), to NBD Bank, as predecessor trustee to the Trustee, to provide for the future issuance of the Company's debentures, notes, bonds or other evidences of indebtedness, to be issued from time to time in one or more series as may be determined by the Company under the Base Indenture; and

         WHEREAS, the Company entered into a First Supplemental Indenture dated as of June 16, 2000, a Second Supplemental Indenture dated as of June 29, 2000, and a Third Supplemental Indenture dated as of June 15, 2001, to the Base Indenture; and

         WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its securities to be known as its 6.49% Senior Notes Due 2009 (the "6.49% Senior Notes Due 2009" or the "Securities"), the form and substance of the Securities and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture as heretofore supplemented and as further supplemented by this Fourth Supplemental Indenture (together, the "Indenture"); and

         WHEREAS, the Company has requested that the Trustee execute and deliver this Fourth Supplemental Indenture and all requirements necessary to make this Fourth Supplemental Indenture a valid instrument in accordance with its terms, and to make the Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company and all acts and things necessary have been done and performed to make this Fourth Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Fourth Supplemental Indenture has been duly authorized in all respects.

         NOW THEREFORE, in consideration of the purchase and acceptance of the Securities by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Securities and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:


                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1.               Definition of Terms.

         Unless the context otherwise requires, a term defined in the Indenture has the same meaning when used in this Fourth Supplemental Indenture.

                                   ARTICLE II
              ISSUE, EXECUTION, FORM AND REGISTRATION OF SECURITIES

SECTION 2.1                AUTHENTICATION AND DELIVERY OF SECURITIES.

         Upon the execution and delivery of this Fourth Supplemental Indenture, or from time to time thereafter, Securities in an aggregate principal amount not in excess of $30,000,000 (or such higher amount as may be authorized by a resolution of the Board of Directors of the Company or a committee thereof) may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Securities to or upon the written order of the Company, signed by both (a) its Chairman of the Board of Directors, or its President or any Vice President and (b) by its Chief Financial Officer, or its Secretary or any Assistant Secretary, or its Treasurer or any Assistant Treasurer without any further action by the Company. The Securities shall be direct, unconditional obligations of the Company and shall rank pari passu without preference among themselves and equally in priority of payment with all other present and future unsecured senior indebtedness of the Company.

SECTION 2.2                EXECUTION OF SECURITIES.

         The Securities shall be (a) signed on behalf of the Company by its Chairman of the Board of Directors or its President or any Vice President and
(b) attested by its Secretary or its Assistant Secretary under its corporate seal. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

SECTION 2.3                CERTIFICATE OF AUTHENTICATION.

         Only such Securities as shall bear thereon a certificate of authentication substantially in the form recited in the form of Security attached as Exhibit A hereto, executed by the Trustee by manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

SECTION 2.4                FORM, DENOMINATION AND DATE OF SECURITIES.

         (a) The Securities and the Trustee's certificate of authentication shall be substantially in the form set forth in the form of Security attached as Exhibit A hereto. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Company executing the same may determine with the approval of the Trustee.

         Any of the Securities may be issued with appropriate insertions, omissions, substitutions and variations and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Securities are admitted to trading, or to conform to general usage.

         (b) (i) This Section 2.4(b)(i) shall apply only to Securities in global form ("Global Securities") deposited with The Depository Trust Company (the "U.S. Depositary").

         The Company shall execute and the Trustee shall, in accordance with this Section 2.4(b)(i), authenticate and deliver initially Global Securities that (a) shall be registered in the name of the U.S. Depositary for such Global Securities or the nominee of such U.S. Depositary, (b) shall be deposited on behalf of Agent Members (as defined herein) with the Trustee as custodian for the U.S. Depositary and (c) shall bear legends substantially to the following effect:

         "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF U.S. DEPOSITARY] TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF [INSERT NAME OF U.S. NOMINEE OF DEPOSITARY], OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF U.S. DEPOSITARY] (AND ANY PAYMENT HEREON IS MADE TO [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY]), OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF U.S. DEPOSITARY], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN (INSERT NAME OF U.S. DEPOSITARY OR A NOMINEE THEREOF] IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY] HAS AN INTEREST HEREIN".

         "TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF [INSERT NAME OF U.S. DEPOSITARY] OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 305 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF".

         Members of, or participants in, a U.S. Depositary ("Agent Members") shall have no rights under the Indenture with respect to any Global Security held on their behalf by the U.S. Depositary or under any Global Security, and the U.S. Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the U.S. Depositary or impair, as between the U.S. Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

         (ii) This Section 2.4(b)(ii) shall apply only to the Global Security deposited on behalf of the purchasers of the Securities represented thereby with the Trustee as custodian for the U.S. Depositary for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear System ("Euroclear") or Cedel, S.A. ("Cedel") insofar as interests in the Global Security are held by the Agent Members for Euroclear or Cedel.

         The provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel, respectively, shall be applicable to such Global Security insofar as interests therein are held by the Agent Members for Euroclear and Cedel. Account holders or participants in Euroclear and Cedel shall have no rights under this Indenture with respect to the Global Security, and the nominee of the U.S. Depositary may be treated by the Company and the Trustee and any agent of the Company or the Trustee as the owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the U.S. Depositary or impair, as between the U.S. Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

         (c) Each Security shall be dated the date of its authentication and shall bear interest from the applicable date, and shall be payable on the dates specified, on the face of the form of Security attached as Exhibit A hereto.

         (d) The Person in whose name any Security is registered at the close of business on the record date specified in the Securities with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such security subsequent to the record date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding Securities are registered at the close of business on a subsequent special record date, to be established (together with the related payment date) by the Trustee. Such special record date shall not be more than 15 nor less than 10 days prior to the payment date. Not less than 10 days prior to the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of interest to be paid. Notice of the proposed payment of such defaulted interest and the special record date therefor having been mailed as aforesaid, such defaulted interest shall be paid to the Persons in whose names the Securities are registered on such special record date.

         (e) The Securities shall be issuable in the denominations specified in the form of Security attached as Exhibit A hereto.

SECTION 2.5                GLOBAL SECURITIES.

         (a) Portions of a Global Security deposited with the U.S. Depositary pursuant to Section 2.4 shall be transferred in certificated form to the beneficial owners thereof only if such transfer complies with Section 305 of the Base Indenture and (i) the U.S. Depositary notifies the Company that it is unwilling or unable to continue as U.S. Depositary for such Global Security or if at any time such U.S. Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Company determines not to have the Securities represented by a Global Security, or (iii) an Event of Default has occurred and is continuing with respect to the Securities and the beneficial owners of a majority in interest of Securities have advised the U.S. Depositary to cease acting as depository for the Securities.

         (b) Portions of any Global Security that are transferable to the beneficial owners thereof pursuant to this Section 2.5 shall be surrendered by the U.S. Depositary to the Trustee at its New York office for registration of transfer, in whole or from time to time in part, without charge and the Trustee shall authenticate and deliver, upon such registration of transfer of each portion of such Global Security, an equal aggregate principal amount of Securities of authorized denominations. Any portion of a Global Security whose registration is transferred pursuant to this Section 2.5 shall be executed, authenticated and delivered only in the denominations specified in the form of Security attached as Exhibit A hereto and registered in such names as the U.S. Depositary shall direct.

         (c) Subject to the provisions of Section 2.4(b) above, the registered Holder of any Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

         (d) In the event of the occurrence of any of the events specified in paragraph (a) of this Section 2.5, the Company shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                   ARTICLE III

                                      TERMS

SECTION 3.1                TERMS OF THE SECURITIES.

The Securities shall contain the following terms and conditions:


TITLE OF SECURITIES:

         6.49% Senior Notes Due 2009

AGGREGATE PRINCIPAL AMOUNT:

         $30,000,000

MATURITY:

         October 1, 2009

INTEREST RATE:

         6.49% per annum

DATE FROM WHICH INTEREST ACCRUES:

         September 19, 2002, or the most recent Interest Payment Date to which interest has been paid or duly provided for.

INTEREST PAYMENT DATES:

         Semiannually on each April 1 and October 1 commencing April 1, 2003 and at maturity. In the event that any date on which interest is payable is not a Business Day (as defined in the Indenture), then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day without any interest or other payment in respect of any such delay.

REGULAR RECORD DATE:

         Payments of interest and principal shall be made to the person in whose name a 6.49% Senior Note Due 2009 is registered at the close of business on the fifteenth calendar day, whether or not a Business Day, prior to the payment date.

PLACE OF PAYMENT

         Any designated office of the Trustee, including any such office located in the Borough of Manhattan.

SINKING FUND PROVISIONS:

         None

FORM:

         One or more permanent global notes in definitive, fully registered, book-entry form, without coupons.

DEPOSITARY:

         The Depository Trust Company.

DEFEASANCE:

         The provisions of Sections 1402 and 1403 of the Indenture shall be applicable to the 6.49% Senior Notes Due 2009.

SECTION 3.2                FORM OF THE SECURITIES.

         The form of the 6.49% Senior Notes Due 2009 shall be the form set forth in Exhibit A attached hereto.

                                   ARTICLE IV
                                  MISCELLANEOUS

SECTION 4.1.               Ratification of Indenture.

         The Indenture as supplemented by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 4.2.               Trustee Not Responsible for Recitals.

         The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental Indenture.

SECTION 4.3.                Governing Law.

         This Fourth Supplemental Indenture and each Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, without regard to conflicts of laws principles.

SECTION 4.4.               Separability.

         In case any one or more of the provisions contained in this Fourth Supplemental Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Fourth Supplemental Indenture or of the Securities, but this Fourth Supplemental Indenture and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 4.5.               Counterparts.

         This Fourth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                               SEMCO ENERGY, INC.
                               as Issuer

                               By:  /s/ Marcus Jackson
                                    -------------------------------------------
                               Name:    Marcus Jackson
                               Title:   Chairman of the Board, President and
                                        Chief Executive Officer

                               BANK ONE TRUST COMPANY, NATIONAL
                               ASSOCIATION, as Trustee

                               By:  /s/ Nan L. Packard
                                    -------------------------------------------
                               Name:    Nan L. Packard
                               Title:   Vice President

                                                                       EXHIBIT A

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.) OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 305 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.



                                                           CUSIP NO. 78412D AG 4


No. 1                          SEMCO ENERGY, INC.

                               6.49% SENIOR NOTES
                                    DUE 2009


Principal Amount:                   $30,000,000

Regular Record Date:                The fifteenth calendar day, whether or not
                                    a Business Day, prior to the Interest
                                    Payment Date

Original Issue Date:                September 19, 2002

Maturity:                           October 1, 2009

Interest Payment Dates:             Semiannually on each April 1 and October 1
                                    commencing on April 1, 2003

Interest Rate:                      6.49% per annum

Authorized Denomination:            $1,000 or any integral multiple thereof

Place of Payment:                   Any designated office of the Trustee,
                                    including any such office located in the Borough of Manhattan.

         SEMCO Energy, Inc., a Michigan corporation (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereto), for value received, hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum of THIRTY MILLION DOLLARS ($30,000,000) on the Maturity shown above, unless redeemed prior thereto as hereinafter provided, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, in arrears on each Interest Payment Date as specified above in each year, commencing on April 1, 2003, at the rate per annum shown above (the "Interest Rate") until the principal hereof (and premium, if any) is paid or made available for payment and on any overdue principal (and premium, if any) and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Series 6.49% Senior Note (this "Security") is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be mailed to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Securities of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in said Indenture.

         Interest payments for this Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which principal (and premium, if any) or interest is payable on this Security is not a Business Day, then payment of the principal (and premium, if any) or interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.

         Payment of the principal (and premium, if any) of this Security, when due and payable, shall be made upon surrender of this Security, at any Place of Payment, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. At the option of the Company, all payments of principal may be made by check to the registered holder of the Security or such other person entitled thereto against surrender of such Security. Payment of interest will be made, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto located inside the United States.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  September 19, 2002


                                   SEMCO ENERGY, INC.


                                   By:
                                      ----------------------------------------
                                        Marcus Jackson
                                        Chairman of the Board, President and
                                        Chief Executive Officer

Attest:

---------------------------------
Sherry L. Abbott, Secretary



                          CERTIFICATE OF AUTHENTICATION

      This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                    BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee


                    By:
                       --------------------------------------------------

                           (Reverse Side of Security)


         This Security is one of a duly authorized issue of Securities of the Company (the "Securities"), issued and issuable in one or more series under an Indenture, dated as of October 23, 1998 as supplemented by a First, Second, Third and Fourth Supplemental Indenture (the "Indenture"), between the Company and Bank One Trust Company, National Association, successor to NBD Bank, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof as 6.49% Senior Notes Due 2009 (the "6.49% Senior Notes" or "Securities of this series") in the aggregate principal amount of up to $30,000,000. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

         If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected thereby (voting as one class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of any series with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of the Securities of such series, to waive, with certain exceptions, such default under the Indenture and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture affecting such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity and shall not have received during such 60-day period from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest hereon on or after the respective due dates expressed herein.

         The Indenture contains provisions for defeasance at any time of all or a portion of the indebtedness of the Securities of this series and for covenant defeasance at any time of certain covenants in the Indenture upon compliance with certain conditions set forth in the Indenture.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.
As provided in the Indenture and subject to the limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of any authorized denomination, as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged at any Place of Payment.

         Prior to the due presentment of a Security of this series for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the registered Holder thereof as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to certain Indenture provisions) interest on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         This Security shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with rights
         of survivorship and not as
         tenants in common

UNIF GIFT MIN ACT -                             Custodian
                   ----------------------------           ----------------------
                             (Cust)                               (Minor)

Under Uniform Gifts to Minors Act
                                 -----------------------------------------------
                                                   (State)

Additional abbreviations may also be used though not on the above list.

------------------------------------------------------------------------------

         FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfers)
unto                  (please insert Social Security or other identifying
    ------------------
number of assignee).


--------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE
OF ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
the within Security and all rights thereunder, hereby irrevocably constituting
and appointing                      agent to transfer said Security on the books
              ----------------------
of the Company, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------

        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

Signature(s) must be guaranteed by an eligible guarantor institution participating in a Securities Transfer Association's recognized signature guarantee program.







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